WORLD HEALTH ENERGY HOLDINGS, INC. SHAREHOLDER RESOLUTION APPOINTING DIRECTORS

WHEREAS, pursuant to the applicable and the Bylaws of this corporation, it is deemed desirable and in the best interests of this corporation that the following actions be taken by the Shareholders of this corporation pursuant to this Written Consent:

NOW, THEREFORE, BE IT RESOLVED that the undersigned Shareholders of this corporation holding a majority of the shares of the corporation hereby consent to, approve and adopt the following:

ELECTION OF DIRECTORS

RESOLVED THAT, effective as of the date hereof, the following individual be elected to the Board of Directors of this corporation:

Mr. Shalom Uri Tadelis, Chaim Behr Lieberman, Eli Gal Levy

RESOLVED FURTHER, that the officers of this corporation are, and acting together are, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

This written consent shall be filed in the Minute Book of this corporation and become a part of the records of this corporation. This written consent may be signed by counterpart and by fax.

Date: December 28, 2015

Gal Levy

Shares Owned: 22,633,333

Uri Tadelis	Chaim Lieberman

Shares Owned: 22,633,333	Shares Owned: 22,633,333